UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	July 19, 2007

TERABEAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2115 O’Nel Drive, San Jose, CA	95131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 731-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2007, Terabeam, Inc. entered into a Purchase Agreement (the “Purchase Agreement”) with institutional and other accredited investors identified on the signature pages to the Purchase Agreement (the “Purchasers”) pursuant to which it agreed to sell, for an aggregate purchase price of $7,525,000, an aggregate of 4,300,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), at a price of $1.75 per share and warrants to purchase an aggregate of 2,150,000 shares of Common Stock (subject to adjustment) at an exercise price of $2.45 per share (subject to adjustment) (the “Warrants”).  The Warrants may be exercised from January 23, 2008 until July 23, 2012 (subject to adjustment).  In general, the Warrants may be exercised by paying the exercise price to Terabeam.  However, in specified circumstances, the Warrants may be exercised by cashless exercise pursuant to a formula.

The closing of the sale of the Shares and Warrants (the “Private Placement”) occurred on July 23, 2007.

A condition to closing the transactions contemplated by the Purchase Agreement was Terabeam’s entering into a Registration Rights Agreement, dated as of July 23, 2007 (the “Registration Rights Agreement”), with the Purchasers.  In the Registration Rights Agreement, Terabeam agreed to file a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) within thirty days after the closing of the Private Placement to register the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants.  Terabeam has also agreed to use its commercially reasonable best efforts to have the Registration Statement declared effective as soon as practicable after filing.

The Purchase Agreement, Registration Rights Agreement, and Warrants contain various representations, warranties, covenants, indemnifications, and other terms relating to the Private Placement.  In particular, the Purchasers agreed not to engage in a variety of short sale transactions unless the bid price per share of Common Stock is greater than $3.00 or Terabeam fails to keep effective the Registration Statement when it is required to be so.  Terabeam agreed not to enter into a variety of variable rate transactions on or before July 1, 2009.  For one year after closing, Terabeam granted the Purchasers rights of first refusal and participation relating to any subsequent capital-raising transaction in which the effective price per share is $2.70 or less.

Each of Lloyd I. Miller, III and Milfam II L.P., an affiliated entity of Mr. Miller, purchased 925,000 Shares and Warrants to purchase 462,500 shares of Common Stock in the Private Placement.  In a Schedule 13D filed with the Securities and Exchange Commission on April 20, 2007, Mr. Miller disclosed that he is the beneficial owner of 1,361,100 shares of Terabeam’s Common Stock, or approximately 6.3% of Terabeam’s issued and outstanding Common Stock before the Private Placement.  Mr. Miller filed such Schedule 13D to disclose his recommendation to the board of directors of Terabeam that Mr. Alan B. Howe be nominated as a director of Terabeam.  Terabeam disclosed such fact in its Schedule 14A filed with the SEC on April 13, 2007, and Terabeam has also reported that Mr. Howe has been elected as a director of Terabeam.  Terabeam has not previously sold securities to Mr. Miller.  Mr. Miller holds no board or management position with Terabeam.

The foregoing description of the Private Placement, the Purchase Agreement, the Registration Rights Agreement, and the Warrants does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Purchase Agreement attached hereto as Exhibit 10.1, the Registration Rights Agreement attached hereto as Exhibit 10.2, and the form of warrant attached hereto as Exhibit 10.3, which are incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition.

On July 24, 2007, Terabeam issued a press release announcing, among other things, preliminary revenue for its second quarter ended June 30, 2007.  A copy of that press release is attached hereto as Exhibit 99.1.

Item 3.02.  Unregistered Sales of Equity Securities.

The Private Placement described under Item 1.01 above resulted in gross proceeds to Terabeam of $7,525,000.  There were no underwriting discounts or commissions.

The Shares and Warrants were offered and sold in the Private Placement to certain institutional and other accredited investors without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, the securities issued in the Private Placement have not been registered under the Securities Act  and, until so registered, the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

Additional information regarding the Private Placement and the securities issued is included under Item 1.01 above and is incorporated herein by reference.

Item 8.01  Other Events.

On July 24, 2007, Terabeam issued a press release announcing it had sold securities in the Private Placement.  A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERABEAM, INC.

Dated: July 24, 2007	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

10.1	Purchase Agreement dated as of July 19, 2007 among Terabeam, Inc. and each investor named therein

10.2	Registration Rights Agreement dated as of July 23, 2007 among Terabeam, Inc. and each investor named therein

10.3	Form of warrant issued July 23, 2007

99.1	Press release issued by Terabeam, Inc. on July 24, 2007

99.2	Press release issued by Terabeam, Inc. on July 24, 2007 relating to private placement

3